Exhibit (h)(17)

Tenth Amended and Restated

Schedule A

to the

Fund Accounting Agreement

by and between

BMO Funds, Inc.

and

UMB Fund Services, Inc.

Intending to be legally bound, the undersigned hereby amend and restate Schedule A to the aforesaid Agreement as follows, effective as of the date set forth below:

Names of Funds

BMO Government Money Market Fund

BMO Tax-Free Money Market Fund

BMO Prime Money Market Fund

BMO Short-Term Income Fund

BMO Short-Intermediate Bond Fund

BMO Intermediate Tax-Free Fund

BMO Government Income Fund

BMO TCH Corporate Income Fund

BMO TCH Core Plus Bond Fund

BMO Large-Cap Value Fund

BMO Large-Cap Growth Fund

BMO Mid-Cap Value Fund

BMO Mid-Cap Growth Fund

BMO Small-Cap Growth Fund

BMO Ultra Short Tax-Free Fund

BMO Small Cap Value Fund

BMO Monegy High Yield Bond Fund

BMO Dividend Income Fund

BMO Low Volatility Equity Fund

BMO Short Tax-Free Fund

BMO Target Retirement 2010 Fund

BMO Target Retirement 2020 Fund

BMO Target Retirement 2030 Fund

BMO Target Retirement 2040 Fund

BMO Target Retirement 2050 Fund

BMO Conservative Allocation Fund

BMO Moderate Allocation Fund

BMO Balanced Allocation Fund

BMO Growth Allocation Fund

BMO Aggressive Allocation Fund

BMO Micro-Cap Fund

BMO Target Retirement 2015 Fund

BMO Target Retirement 2025 Fund

BMO Target Retirement 2035 Fund

BMO Target Retirement 2045 Fund

BMO Target Retirement 2055 Fund

BMO Small-Cap Core Fund

BMO Multi-Asset Income Fund

In witness whereof, the undersigned have executed this Ninth Amended and Restated Schedule A to the Fund Accounting Agreement between BMO Funds, Inc. and UMB Fund Services, Inc., effective as of the          day of                     , 2014.

UMB FUND SERVICES, INC.		BMO FUNDS, INC.

By:		By:
	Name: Title:		Name: Title:

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